EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of FEI Company on Form S-8 of our report dated February 26, 1999, included in the Annual Report on Form 10-K/A of FEI Company for the year ended December 31, 1998.


DELOITTE & TOUCHE LLP

Portland, Oregon
December 9, 1999